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                                                                    EXHIBIT 23.1

EXHIBIT 23.1 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement of TeleVideo, Inc. on Form S-8 (File No. 333-26203, effective November 2, 1992) of our report dated January 22, 2003 (except for Notes 1, 2 and 8, as to which the date is April 4, 2003), appearing in Amendment No. 1 to the Annual Report on Form 10-K/A of TeleVideo, Inc. for the year ended October 31, 2002. In addition, we hereby consent to the appearance of our report in such Form 10-K/A.

         /s/ CCA Accountancy Corporation

San Jose, California
April 25, 2003